                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported) October 14, 1999


                      CALIFORNIA COASTAL COMMUNITIES, INC.
              (Exact Name of Registrant as Specified in Charter)


                                   Delaware
                (State or Other Jurisdiction of Incorporation)

             0-17189                                 02-0426634
     (Commission File Number)          (I.R.S. Employer Identification No.)



6 Executive Circle, Suite 250, Irvine, California         92614
(Address of principal executive offices)                (Zip Code)


                                  (949) 250-7700
               (Registrant's Telephone Number, Including Area Code)


                                   Not Applicable
                          (Former Name or Former Address,
                           if Changed Since Last Report)

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Item 5.  OTHER EVENTS

       On October 14, 1999, the Registrant issued a press release (a copy of which is filed herewith as Exhibit 99.4 and is incorporated herein by reference) announcing that pursuant to an unsolicited written consent from a majority of the Registrant's stockholders, the Registrant has filed certain amendments to its certificate of incorporation. The effect of the amendments is to prohibit the acquisition of the Registrant's common stock by anyone who would become a 5% stockholder or by existing 5% stockholders, except in certain permissible circumstances which would not significantly increase the risk of an Ownership Change (as defined by the Internal Revenue Code of 1986, as amended) and would not, therefore, jeopardize the Company's ability to use its $190 million of tax loss carryforwards ("NOLs").

       While these amendments will reduce the Registrant's risk of an Ownership Change occurring due to the acquistition of shares by 5% stockholders, the risk remains that an Ownership Change could result from the sale of shares by existing 5% stockholders.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (c)     Exhibits:


       Exhibit No.              Description
       -----------              -----------
        3.1            Amended and Restated Certificate of Incorporation of
                       the Registrant dated October 14, 1999.

        4.1 Incorporated by reference to Articles FIFTH and SIXTH of the Registrant's Amended and Restated Certificate of Incorporation filed herewith as Exhibit 3.1.

       99.1 Notice of Stockholder Approval by Written Consent, dated October 14, 1999.

       99.2            Written Consent of Majority Stockholders, dated as of
                       September 16, 1999.

       99.3            Consent of Stockholders, dated as of October 14, 1999.

       99.4            Press Release, issued October 14, 1999.


                                        2.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CALIFORNIA COASTAL COMMUNITIES, INC.



Date:  October 14, 1999            By:  /s/ Raymond J. Pacini
                                        ---------------------------------
                                        Raymond J. Pacini
                                        Chief Executive Officer



                                        3.